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Exhibit 10.2

COMMON STOCK SUBSCRIPTION AGREEMENT

        This Common Stock Subscription Agreement ("Agreement") is made as of June     , 2003 by and among Axonyx Inc., a Nevada corporation, with its executive offices at 500 Seventh Ave., 10th Floor, New York, NY 10018 (the "Company") and [          ] (the "Investor").

WITNESSETH:

        WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, shares of the Company's common stock, par value $0.001 per share (the "Shares"), upon the terms and subject to the conditions set forth herein;

        NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:

I.
Purchase and Sale of the Shares, Closing Date; Delivery, Restrictive Legend.

        1.1   Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the undersigned hereby subscribes for [          ] (            ) Shares at the per share purchase price of $2.50 ("Per Share Purchase Price"). All dollar amounts set forth in this Agreement shall be in United States Dollars.

        1.2   Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Torys LLP on June    , 2003 or at such other time and place upon which the Company and the Investor shall agree (the "Closing Date").

        1.3   Delivery: At the Closing, the Company shall deliver to the Investor a certificate or certificates, registered in the name of the Investor, representing the Shares purchased by the Investor, and the Investor shall deliver to the Company an amount equal to the product of Shares to be purchased by such Investor and the Per Share Purchase Price (the "Purchase Price"), by certified check payable to "Axonyx Inc. Corporate Account" or by wire transfer of immediately available funds to the following account of the Company:

        Chase Manhattan Bank NYC
        ABA Routing #:021000021
        FBO Salomon Smith Barney
        A/C # 066-198038
        For further credit to: Axonyx Inc. A/C #204-90314-1-8-501

        1.4   Restrictive Legend. Each certificate representing (i) the Shares and (ii) any other securities issued in respect of such Shares or upon any stock split, stock dividend, recapitalization, merger, conversion, consolidation or similar event relating to the Shares, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws) until such legend is no longer required under applicable securities laws:

  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION; provided THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

II.
Company Representations.

        2.1   Concerning the Shares and the Common Stock. The Shares, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly authorized and issued.

        2.2   Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and perform its obligations with respect to the Shares in accordance with the terms hereof, (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, and (c) this Agreement has been duly executed and delivered by the Company. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the issuance of the Shares. This Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

        2.3   Securities Law Exemption. Assuming the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

III.
Registration Rights.

        3.1   Registrable Shares. The Shares issued pursuant to this Agreement shall be "Registrable Shares" for the purposes of this Agreement; provided that such Shares shall not be Registrable Shares if the Investor (i) is able to sell such Shares pursuant to an effective registration statement under the Securities Act or (ii) is able to sell under Rule 144(k) under the Securities Act all of the remaining Shares issued or issuable to such Investor.

        3.2   Company Registration.

        Subject to Section 3.5, if the Company proposes to register any of its common stock under the Securities Act other than a registration (A) on Form S-8 or S-4 or any successor or similar form, (B) relating to common stock issuable upon exercise of employee shares options or in connection with any employee benefit or similar plan of the Company, or (C) in connection with a public offering involving an underwriter), it will at such time, give prompt written notice at least twenty (20) days prior to the anticipated filing date of the registration statement (a "Registration Statement") relating to such registration to the Investor, which notice shall set forth the Investor's rights under this Section 3.2 and shall offer the Investor the opportunity to include in such registration statement such number of Registrable Shares as the Investor may request. Upon the written request of the Investor made within ten (10) days after the receipt of notice from the Company (which request shall specify the number of Registrable Shares intended to be disposed of by the Investor), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Shares that the Company has been so requested to register by the Investor, to the extent necessary to permit the disposition of the Registrable Shares to be so registered; provided that the Investor agrees to sell those if its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of common stock which the Company proposes to register.

        3.3   Covenants of the Company With Respect to Registration.

        The Company covenants and agrees as follows:

          (a)   Following the effective date of the Registration Statement under Section 3.2, the Company shall, upon the request of the Investor, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Registrable Shares, as shall be reasonably requested by the Investor to permit the Investor to make a public distribution of the Registrable Shares registered in connection with the Registration Statement.

          (b)   The Company shall prepare and file with the Securities and Exchange Commission (the "SEC") such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the period of time such Registration Statement remains effective;

          (c)   The Company shall use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (d)   During the period of time such Registration Statement remains effective, the Company shall notify each Investor of Registrable Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (e)   The Company shall use its commercially reasonable efforts to cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

          (f)    The obligations of the Company hereunder with respect to the Registrable Shares are subject to the Investor furnishing to the Company such appropriate information concerning the Investor, the Registrable Shares and the terms of the Investor offering of such Registrable Shares as the Company may reasonably request in writing.

        3.4   Expenses. All expenses incurred in effecting a registration pursuant to this Agreement (including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses) shall be borne by the Company. All transfer taxes, underwriting discounts and selling commissions applicable to the sale of the Registrable Shares shall be borne by the Investor.

        3.5   Suspension of Sales.

        (a)   With respect to the Registration Statement filed pursuant to Section 3.2, the Investor may suspend sales of Registrable Shares under such Registration Statement for a period of not more than forty five (45) days with respect to such Registration Statement if, at any time the Investor is engaged in confidential negotiations or other confidential business activities, the disclosure of which would be required if such sales were not suspended and the Board of Directors of the Company determines in good faith that such suspension would be in the Company's best interest at such time; provided that the Company shall not be permitted to suspend such sales for more than sixty (60) days in any twelve

(12) month period. In order to suspend sales pursuant to this Section 3.5(a), the Company shall promptly (but in any event within five (5) business days), upon determining to seek such suspension, deliver to each holder of Registrable Shares a certificate signed by an executive officer of the Company stating that the Company is suspending such filing pursuant to this Section 3.5(a) and a general statement of the reason for such suspension and an approximation of the anticipated delay. Each holder of Registrable Shares hereby agrees to keep confidential any information disclosed to it in any such certificate (including the fact that a certificate was delivered).

        (b)   If the Investor suspends such Registration Statement pursuant to Section 3.5(a) above, the Investor shall, as promptly as practicable following the termination of the circumstances which entitled the Investor to do so but in no event more than fifteen (15) days thereafter, take such actions as may be necessary to file or reinstate the effectiveness of such Registration Statement and/or give written notice to the selling Investor authorizing them to resume sales pursuant to such Registration Statement. If, as a result thereof, the prospectus included in such Registration Statement has been amended to comply with the requirements of the Securities Act, the Investor shall enclose such revised prospectus with the notice to the selling Investor given pursuant to this Section 3.5(b), and the selling Investor shall make no offers or sales of securities pursuant to such Registration Statement other than by means of such revised prospectus.

        3.6   Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares granted to the Investor by the Company under this Section 5 may be transferred or assigned by the Investor to a transferee or assignee of such Registrable Shares that (i) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of the Investor, (ii) is an entity controlling, controlled by or under common control, or under common investment management, with the Investor, including without limitation a corporation, partnership or limited liability company that is a direct or indirect parent or subsidiary of the Investor, or (iii) is a transferee or assignee of not less than 50,000 Registrable Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like); provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Investor under this Section 3.

        3.7   Reports under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, the Company agrees to:

        (a)   Make and keep public information available, as those terms are used in SEC Rule 144, at all times;

        (b)   File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act of 1934, as amended (the "Exchange Act");

        (c)   Furnish to the Investor, so long as the Investor owns any Registrable Shares, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration; and

        (d)   Undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144.

        3.8   Delay of Registration. The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

IV.    Representations and Warranties of the Investor

        The Investor, except as set forth herein, represents and warrants to the Company with respect to the purchase of the Shares as follows:

        4.1   Private Placement. The Investor agrees and understands that the Shares are being offered and sold to Investor in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and that, in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares, the Company is relying upon the truth and accuracy of Investor's representations and warranties, and compliance with the Investor's covenants and agreements, set forth in this Agreement. The Investor further agrees with the Company that (i) no Shares were offered or sold to the Investor by means of any form of general solicitation or general advertising, and in connection therewith, the Investor did not (1) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (2) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising. The Investor hereby acknowledges that the offering of the Shares has not been reviewed by the SEC or any state regulatory authority since the offering of the Shares is intended to be exempt from the registration requirements of Section 5 of the Securities Act. The Investor understands that the Shares have not been registered under the Securities Act and agrees not to sell or otherwise transfer the Shares except pursuant to an effective registration statement under the Securities Act or unless an exemption from such registration is available.

        4.2   Accredited Investor. The Investor is an "accredited investor", as defined in Regulation D promulgated under the Securities Act.

        4.3   Experience: The Investor has substantial experience in evaluating and investing in private placement transactions and Investor is capable of evaluating the merits and risks of Investor's investment in the Company. The Investor, by reason of his business or financial experience, has the capacity to protect his own interests in connection with the purchase of the Shares, hereunder.

        4.4   Investment. Investor is acquiring the shares for investment for Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Investor understands that the Shares have not been, and will not be, registered under the Securities Act or under any state securities laws. Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration provisions of federal and state securities laws which depend upon, among other things, the bona fide nature of the investment intent and the truth and accuracy of such Investor's representations as expressed herein. If Investor is not an individual, Investor has not been formed for the specific purpose of acquiring the Shares. With respect to corporate tax and other economic considerations involved in an investment in the Shares, the Investor is not relying on the Company. Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of an investment in the Shares for its particular tax and financial situation and has determined that the Shares are a suitable investment for the Investor. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of any of the Shares.

        4.5   Rule 144. Investor acknowledges that the Shares must be held indefinitely and may not be offered, sold or otherwise transferred except pursuant to an effective registration statement under the

Securities Act or unless exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of securities being sold during any three-month period not exceeding specified limitations.

        4.6   Information. The Company has made available to the Investor all documents and information that the Investor has requested relating to an investment in the Shares. The Investor has been furnished with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and has had access to the Company's SEC filings and other public filings.

        4.7   Authorization; Enforcement. (a) If the Investor in not an individual, the Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares and perform its obligations with respect to the Shares in accordance with the terms hereof and (b) this Agreement has been duly executed and delivered by the Investor. This Agreement, when executed and delivered by the Investor, constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

        4.8   No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or result in a breach of any material agreement to which the Investor is a party.

        4.9   Confidentiality. The Investor understands and expressly agrees that the existence and nature of all conversations and presentations, if any, regarding the Company and the offer and sale of the Shares must be kept strictly confidential. The Investor understands that the federal securities laws impose restrictions on trading based on material non-public information. In addition, the Investor hereby acknowledges that unauthorized disclosure of information regarding the offer and sale of the Shares may cause the Company to violate Regulation F-D under the Exchange Act.

        4.10 Subject to the Company's disclosures in this Agreement and its SEC filings, the Investor recognizes that the Company has generated only limited revenues to date, is not expected to have any products commercially available for a number of years, if at all, and that investment in the Company involves substantial risks, including loss of the entire amount of such investment and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares.

        4.11 Investor (i) has adequate means of providing for his current financial needs and possible contingencies, and has no need for liquidity of investment in the Company, (ii) can afford to hold unregistered securities for an indefinite period of time and sustain a complete loss of the entire amount of the subscription, and (iii) has not made an overall commitment to investments which are not readily marketable that is so disproportionate as to cause such overall commitment to become excessive.

V.    Miscellaneous

        5.1   Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

        5.2   Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party and the closing of the transactions contemplated hereby.

        5.3   Successors and Assigns. All terms, covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any Shares) whether so expressed or not, subject to Section 3.6.

        5.4   Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

        5.5   Notices. All notices, requests, consents, demands, notice or other communication to the Company required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, or one (1) business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three (3) days after being deposited as first class mail with the United States Postal Services, all charges or postage prepaid, and properly addressed:

      to the Company at:

      Axonyx Inc.
      500 Seventh Avenue
      10th Floor
      New York, NY 10018
      Telephone: (212) 645-7705
      Facsimile: (212) 989-1745.
      Attention: President and Chief Executive Officer

      to Investor at the address listed on the signature page hereto.

        5.6   Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

        5.7   Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

        5.8   Interpretation. Each party hereto acknowledges that he or she has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

        5.9   Publicity. Neither party shall originate any publicity, news release or other public announcement, written or oral, whether relating to the performance under this Agreement or the existence of any arrangement between the parties, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except where such publicity, news release or other public announcement is required by law, provided that, in such event, each such party shall (a) promptly consult the other party in connection with any such publicity, news release or other public announcement prior to its release; (b) promptly provide the other party a copy thereof; and (c) use commercially reasonable efforts to ensure that such portions of such information as may reasonably be designated by the other party are accorded confidential treatment by the applicable governmental entity.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the Investor or one of its officers thereunto duly authorized as of the date set forth below.

Name of Investor:

Exact name to appear on stock certificate:
Signature:
Title:
Date:
Address:

        This Agreement has been accepted as of the date set forth below:

AXONYX INC.
By:	Michael R. Espey Vice President and Secretary
Date:

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COMMON STOCK SUBSCRIPTION AGREEMENT